UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

215 Union Boulevard, Suite 415 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Working Capital

On November 8, 2024 (“Effective Date”), TREES Corporation (the “Company”) entered into a Senior Secured Promissory Note with TCM Tactical Opportunities Fund II LP and/or affiliates thereof (“Holder”) in the principal amount of $1,250,000 (the “Note”). The Note bears interest at the rate of 12% per annum and matures on September 15, 2026.  The Note is pari passu to any amount(s) that may become due and payable under that certain Senior Secured Promissory Note issued to Holder on June 15, 2024 as well as Senior Secured Convertible Promissory Notes issued to Holder and certain other investors on December 15, 2023 (collectively, “Prior Notes”). In the event of liquidation, the Note is elevated in right of payment ahead of the Prior Notes as well as any existing Company debts, and payment of the Note is pari passu in respect of payment of the Prior Notes. The Note contains a liquidation preference equal to 1.5 times the principal amount, payable upon the earlier of the maturity date, the date of repayment as permitted in the Note, or a ‘change in control’ (as defined therein).

Holder is a senior secured lender of the Company and the lead investor in connection with the Prior Notes. Reference is made to the Form 8-Ks of the Company filed on June 14, 2024 and December 21, 2023 for a more complete description of the transaction relating to the Prior Notes.

On November 8, 2024, the Company granted to Holder 2,500,000 warrants (“Warrants”) to purchase the Company’s common stock at an exercise price equal to the product of (i) the average of the per share price of the common stock for the ten (10) trading days immediately preceding the Effective Date as reported on the OTCQB multiplied by (ii) 1.25 (“Exercise Price”). These warrants expire on November 15, 2029.

Also on November 8, 2024, the Company reduced the exercise price of 6,545,149 warrants previously granted to Holder and/or affiliates thereof to the Exercise Price; and extended the expiration date thereof to November 15, 2029.

Amendments to Headgate Agreements

On November 8, 2024, the Company entered into a Second Modification to Asset Purchase Agreement (“Second Modification”) with Headgate III, LLC (“Headgate”), pursuant to which the Company paid to Headgate the sum of $802,500 (“Payment”) in full satisfaction of all amounts due from the Company to Headgate under the original Asset Purchase Agreement dated October 28, 2022, as amended on December 6, 2023, by and among the Company, Green Man Colorado LLC, and GMC, LLC (from whom right to the Payment was assigned to Headgate).

Also on November 8, 2024, in connection with the Second Modification, the Company (through a wholly-owned subsidiary) and Headgate entered into a Modification of First Amendment to Commercial Lease Agreement pursuant to which, in partial consideration for the completion of the Payment (as described above), the provisions of the original lease dated November 23, 2022 between the Company’s subsidiary and Headgate, as amended on December 6, 2023, wherein the Company had agreed to a ‘confession of judgment’ or similar pre-litigation arrangement (in the event of default of the Payment), is terminated, null and void, and of no further force or effect.

The foregoing descriptions of the above agreements do not purport to be complete and are qualified in their entirety by reference to the full texts thereof, which are annexed hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description
10.1	Working Capital Note of Trees Corporation to TCM Tactical Opportunities Fund II LP with issue date of November 8, 2024.
10.2	Warrant Agreement of Trees Corporation granted to TCM Tactical Opportunities Fund II LP dated November 8, 2024.
10.3	Warrant Amendment Letter of Trees Corporation dated November 8, 2024.
10.4	Second Modification to Asset Purchase Agreement dated November 8, 2024 by and between the Company and Headgate III, LLC.
10.5	Modification of First Amendment to Commercial Lease Agreement dated November 8, 2024 by and between the Company and Headgate III, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 15, 2024

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer

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